EXHIBIT 4.2

INCREMENTAL ASSUMPTION AGREEMENT AND AMENDMENT NO. 1 (this “Amendment”) dated as of November 3, 2006, to the CREDIT AGREEMENT dated as of December 21, 2005 (the “Credit Agreement”), among LIVE NATION, INC. (f/k/a CCE SPINCO, INC.), LIVE NATION WORLDWIDE, INC. (f/k/a SFX ENTERTAINMENT, INC.) and the FOREIGN BORROWERS party thereto, as Borrowers, JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Agent, J.P. MORGAN EUROPE LIMITED, as London Agent, and BANK OF AMERICA, N.A. (“BofA”), as Syndication Agent.

A. Pursuant to the Credit Agreement, the Lenders and the Issuing Banks (such terms and each other capitalized term used but not defined herein having the meaning assigned to such term in the Credit Agreement (as amended hereby)) have extended credit to the US Borrower, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth therein.

B. Pursuant to Section 2.21 of the Credit Agreement, the US Borrower has requested that the Incremental Term Lenders provide Incremental Term Loans to the US Borrower under the Credit Agreement in an aggregate principal amount of U.S. $200,000,000.

C. The Incremental Term Lenders are willing to provide such Incremental Term Loans to the US Borrower pursuant to the terms and subject to the conditions set forth herein.

D. J.P. Morgan Securities Inc. (“JPMorgan”) and Banc of America Securities LLC (“BAS” and, together with JPMorgan, the “Lead Arrangers”) will act as co-lead arrangers and joint bookrunners in respect of such Incremental Term Loans.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. As used in this Amendment, the following terms have the meanings specified below:

“Amendment Transactions” means the execution and delivery of this Amendment and the Reaffirmation Agreement (as defined in Section 10(g) hereof) by each Person party hereto or thereto, the satisfaction of the conditions to the effectiveness hereof and thereof and the consummation of the transactions contemplated hereby and thereby.

“HOBE” means HOB Entertainment, Inc., a Delaware corporation.

“HOBE Acquisition” means the US Borrower’s acquisition of HOBE, pursuant to the HOBE Merger Agreement.

“HOBE Merger Agreement” means the Agreement and Plan of Merger, dated as of June 30, 2006, by and among the US Borrower, Harry Merger Sub Inc., a Delaware corporation, HOBE and the stockholders party thereto.

“Incremental Effective Date” shall mean the first Business Day on or after November 3, 2006, on which all the conditions set forth or referred to in Section 10 hereof shall have been satisfied (or waived by each of the Administrative Agent and the Incremental Term Lenders), but in no event later than November 10, 2006.

“Incremental Term Lenders” means the Persons listed on Schedule 1 hereto.

“Incremental Term Commitment” means, with respect to each Incremental Term Lender, the commitment of such Incremental Term Lender to make an Incremental Term Loan hereunder on the Incremental Effective Date, expressed as an amount representing the maximum principal amount of the Incremental Term Loan to be made by such Incremental Term Lender hereunder, as set forth on Schedule 1 hereto. The aggregate amount of the Incremental Term Commitments of all Incremental Term Lenders as of the date of this Amendment will be U.S. $200,000,000.

SECTION 2. Commitment. Subject to the terms and conditions set forth herein, each Incremental Term Lender agrees to make an Incremental Term Loan to the US Borrower on the Incremental Effective Date in a principal amount not exceeding such Incremental Term Lender’s Incremental Term Commitment. The funding of the Incremental Term Loans on the Incremental Effective Date shall be consummated at a closing to be held at the offices of Cravath, Swaine & Moore LLP, or at such other place as the US Borrower and the Administrative Agent shall agree upon. Unless previously terminated, the Incremental Term Commitments shall terminate at 5:00 p.m., New York City time, on the Incremental Effective Date.

SECTION 3. Amendments to Section 1.01. (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Incremental Assumption Agreement” means the Incremental Assumption Agreement and Amendment No. 1 dated as of November 3, 2006, among Parent, the US Borrower, the Incremental Term Lenders party thereto and the Administrative Agent.

“Incremental Effective Date” has the meaning set forth in Section 1 of the Incremental Assumption Agreement.

“Incremental Term Maturity Date” means December 21, 2013.

(b) The definition of the term “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “and (b)” in the third line of the first paragraph thereof and inserting the following text in its place: “, (b) with respect to any Incremental Term Loan, (i) 1.50% per annum, in the case of an ABR Loan, or (ii) 2.50% per annum, in the case of a Eurocurrency Loan, and (c)”.

(c) The definition of the term “Commitment” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “, Incremental Term Commitment” immediately following the text “Term Commitment”.

(d) The definition of the term “Lenders” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “or an Incremental Assumption Agreement” immediately following the first occurrence of the text “Assignment and Assumption”.

(e) The definition of the term “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “any Incremental Document,” immediately following the text “Section 2.09(e),”.

(f) The definition of the term “Loans” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “or an Incremental Assumption Agreement” at the end thereof.

(g) The definition of the term “Required Lenders” in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting the text “, Incremental Term Loans” immediately following the first occurrence of the text “Term Loans” and (ii) inserting the text “, outstanding Incremental Term Loans” immediately following the text “outstanding Term Loans”.

(h) The definition of the term “Tranche” in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the second occurrence of the text “and” in the fourth line thereof with “,” and (ii) inserting the text “and (d) the Incremental Term Commitments and the Incremental Term Loans” at the end of such definition.

SECTION 4. Amendment to Section 2.02. Section 2.02(b) of the Credit Agreement is hereby amended by deleting clause (i) of the first proviso thereof and inserting the following text: “all Borrowings made on the Effective Date and on the Incremental Effective Date must be denominated in US Dollars;”.

SECTION 5. Amendment to Section 2.09. Section 2.09(a) of the Credit Agreement is hereby amended by replacing “and (iii)” in the sixth line thereof with “, (iii) to the Administrative Agent for the account of each Incremental Term Lender the then unpaid principal amount of each Incremental Term Loan of such Incremental Term Lender as provided in Section 2.10 and (iv)”.

SECTION 6. Amendments to Section 2.10. Section 2.10 of the Credit Agreement is hereby amended as follows:

(a) by amending clause (a) thereof by inserting the text “(i)” immediately before the text “the US Borrower” in the second line thereof and inserting the following text at the end of such clause (a): “and (ii) the US Borrower shall repay to the Administrative Agent for the ratable account of the Incremental Term Lenders on the last Business Day of each March, June, September and December, commencing on March 31, 2007, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Incremental Term Loans outstanding on the Incremental Effective Date”

(b) by amending clause (b) thereof by inserting the text “and all Incremental Term Loans shall be due and payable on the Incremental Term Maturity Date” at the end thereof.

SECTION 7. Amendments to Section 2.11. Section 2.11 of the Credit Agreement is hereby amended by inserting the following clause (g) at the end thereof:

“(g) Any repayment or prepayment of Term Borrowings pursuant to this Section 2.11 shall be allocated between the Term Borrowings and the Incremental Term Borrowings ratably in accordance with the respective principal amounts outstanding thereof.”

SECTION 8. Amendment to Section 9.03. Section 9.03(c) of the Credit Agreement is hereby amended by inserting the text “, outstanding Incremental Term Loans” immediately following the text “outstanding Term Loans” in the last sentence thereof.

SECTION 9. Amendment to Section 9.04. Section 9.04(b) of the Credit Agreement is hereby amended as follows:

(a) by inserting the text “or Incremental Term Loan” immediately following the text “Term Loan” in clause (i)(B) thereof.

(b) by replacing the text “or a Term Loan” in the eighth line of clause (ii)(A) thereof with the following text: “, Term Loan, Incremental Term Commitment or Incremental Term Loan”.

SECTION 10. Conditions to Funding. The obligations of the Incremental Term Lenders to make the Incremental Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied:

(a) The Administrative Agent (or, in the case of clause (ii) below, its counsel) shall have received (i) from the US Borrower, at or prior to the time required by Section 2.03 of the Credit Agreement, a Borrowing request with respect to the Borrowing of the Incremental Term Loans (A) that complies with the requirements of Section 2.03 of the Credit Agreement and (B) pursuant to which the US Borrower agrees that the provisions of Section 2.16 of the Credit Agreement shall apply to any failure by the US Borrower to borrow the Incremental Term Loans on the Incremental Effective Date and (ii) from each of Parent, the US Borrower and the Incremental Term Lenders party hereto, either (A) a counterpart of this Amendment signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b) The HOBE Acquisition shall have been consummated prior to, or substantially concurrently with, the funding of the Incremental Term Loans in accordance with applicable law, the HOBE Merger Agreement and all other related documentation (without giving effect to any amendments or waivers to or of such documents that are adverse to the Incremental Term Lenders that have not been approved by the Lead Arrangers). The Administrative Agent and the Lead Arrangers shall have received certified copies of the HOBE Merger Agreement, all exhibits and schedules thereto and all material certificates and other documents delivered thereunder.

(c) The consummation of the Amendment Transactions and the other transactions contemplated hereby shall not result in (i) a violation by Parent or any of its Subsidiaries of any material law, rule or regulation generally applicable to Parent or any of its Subsidiaries or (ii) a default or event of default under any existing material obligation of Parent or any of its Subsidiaries under any agreement to which Parent or any of its Subsidiaries is a party, in each case after giving effect to the Amendment Transactions and the other transactions contemplated hereby, and the Administrative Agent and the Lead Arrangers shall have received a favorable written opinion (addressed to the Administrative Agent and the Incremental Term Lenders and dated the Incremental Effective Date) of each of (x) Fulbright & Jaworski, LLP, special counsel for the US Borrower, and (y) other counsel to Parent, the US Borrower and the other Subsidiaries, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Each of Parent and the US Borrower hereby requests such counsel to deliver such opinions.

(d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Amendment Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Amendment Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e) On the Incremental Effective Date, (i) the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied, (ii) all property, assets and businesses acquired in the HOBE Acquisition (other than Excluded Assets) shall constitute Collateral and each applicable Loan Party and HOBE and each of its subsidiaries shall be a Guarantor and shall have complied with the requirements of Section 5.11, (iii) HOBE shall be in a business of the type conducted by the Borrowers and the Subsidiaries on the date of execution of the Credit Agreement or a business reasonably related thereto, (iv) immediately before and after giving pro forma effect to the HOBE Acquisition, this Amendment and the making of the Incremental Term Loans hereunder and the application of the proceeds therefrom, no Default shall have occurred and be continuing (including any Default under Sections 6.13, 6.14, 6.15 or 6.16 of the Credit Agreement) and (v) the Administrative Agent shall have received a certificate, dated the Incremental Effective Date and signed by a Financial Officer of the US Borrower, confirming compliance with the conditions set forth in clauses (i), (ii), (iii) and (iv) of this paragraph (e).

(f) On the Incremental Effective Date, immediately prior to giving effect to the HOBE Acquisition and the financing thereof, (i) Parent shall have freely available cash (after giving effect to any currency exchange and tax withholding or deduction) in an aggregate amount not less than U.S. $150 million and (ii) unused availability of Revolving Loans of not less than U.S. $115 million.

(g) All consents and approvals required to be obtained by any Loan Party from any Governmental Authority or other Person in connection with the Amendment Transactions shall have been obtained, and all applicable waiting or appeal periods (including any extensions thereof) shall have expired, in each case without the imposition of any burdensome conditions. There shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Amendment Transactions or the other transactions contemplated hereby.

(h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Incremental Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

(i) A Reaffirmation Agreement substantially in the form of Exhibit A hereto (the “Reaffirmation Agreement”) shall have been executed and delivered by each party thereto.

Notwithstanding the foregoing, the obligations of the Incremental Term Lenders to make Incremental Term Loans shall not become effective unless each of the foregoing conditions is satisfied at or prior to 5:00 p.m., New York City time, on December 31, 2006 (and, in the event such conditions are not so satisfied, this Amendment shall terminate at such time).

SECTION 11. Representations and Warranties. Each of Parent and the US Borrower represents and warrants to the Agents and to each of the Lenders that:

(a) The Amendment Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action and, if required, stockholder or other equity holder action. This Amendment has been duly executed and delivered by each of Parent and the US Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Parent, the US Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The Amendment Transactions to be entered into by each Loan Party (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority to be made or obtained by any Loan Party pursuant to any applicable law, rule or regulation applicable to it, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any law, rule or regulation applicable to it or the charter, by-laws or other organizational documents of Parent, any Borrower or any other Subsidiary or any order of any Governmental Authority binding on any of them, (c) will not result in a breach of, or constitute a default under, any indenture or other material agreement or instrument binding upon Parent, any Borrower or any other Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by Parent, any Borrower or any other Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of Parent, any Borrower or any other Subsidiary pursuant to the express provisions of any indenture or other material agreement or instrument to which it is a party or bound, except Liens created under the Loan Documents.

(c) The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the Incremental Effective Date with the same effect as though made on and as of such date, provided that (i) to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date and (ii) any representation that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects as qualified and as of each date such representation and warranty is made.

(d) All information other than projections that has been made available to JPMCB, BofA or any Lead Arranger by or on behalf of Parent or the US Borrower, any of their respective subsidiaries or any of their respective representatives in connection with the structuring, arrangement and syndication of the Incremental Term Loans is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made. All projections that have been made available to JPMCB, BofA or any Lead Arranger by or on behalf of Parent or the US Borrower, any of their respective subsidiaries or any of their respective representatives in connection with the structuring, arrangement and syndication of the Incremental Term Loans have been prepared in good faith based upon assumptions that are reasonable.

(e) At the time of and immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 12. Amendment. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Parent, the US Borrower, the Administrative Agent and the requisite Lenders under Section 9.02 of the Credit Agreement (after giving effect to this Amendment).

SECTION 13. Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents, the Issuing Bank, Parent, the Borrowers or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Parent or the Borrowers to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the Incremental Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby, provided that any reference in the Credit Agreement to the date of the Credit Agreement, as modified hereby, shall in all instances remain as of December 21, 2005, and references in the Credit Agreement to “the date hereof” and “the date of this Agreement,” and phrases of similar import, shall in all instances be and continue to refer to December 21, 2005, and not the date of this Amendment. This Amendment constitutes an “Incremental Assumption Agreement”, the Incremental Term Lenders constitute “Lenders” and the Reaffirmation Agreement constitutes a “Loan Document”, in each case for all purposes of the Credit Agreement and the other Loan Documents. The Administrative Agent and the US Borrower acknowledge and agree that the Incremental Term Lenders are satisfactory to them.

SECTION 14. Applicable Law; Waiver of Jury Trial. (A) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 15. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or internet transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 16. Expenses. The Borrowers agrees to reimburse the Administrative Agent, the Syndication Agent and the Documentation Agent for their reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 17. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 18. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

LIVE NATION, INC. (F/K/A CCE SPINCO, INC.),

by

/s/ Alan Ridgeway

Name: Alan Ridgeway

Title: Senior Vice President, Chief Financial Officer and Secretary

[SIGNATURE PAGE TO THE INCREMENTAL ASSUMPTION AGREEMENT]

LIVE NATION WORLDWIDE, INC. (F/K/A SFX ENTERTAINMENT, INC.),

by

/s/ Alan Ridgeway

Name: Alan Ridgeway

Title: Executive Vice President, Chief Financial Officer and Secretary

[SIGNATURE PAGE TO THE INCREMENTAL ASSUMPTION AGREEMENT]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and an Incremental Term Lender,

by

/s/ Tracey Navin Ewing

Name: Tracey Navin Ewing

Title: Vice President

[SIGNATURE PAGE TO THE INCREMENTAL ASSUMPTION AGREEMENT]

SIGNATURE PAGE TO INCREMENTAL ASSUMPTION AGREEMENT AND AMENDMENT NO. 1 DATED AS OF NOVEMBER 3, 2006, TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2005, AMONG LIVE NATION, INC., LIVE NATION WORLDWIDE, INC. AND THE FOREIGN BORROWERS PARTY THERETO, AS BORROWERS, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, AS CANADIAN AGENT, J.P. MORGAN EUROPE LIMITED, AS LONDON AGENT, AND BANK OF AMERICA, N.A., AS SYNDICATION AGENT.

To Approve the Amendment as an Incremental Term Lender:

Bank of America, N.A.

by

/s/ Scott Conner
Name: Scott Conner
Title: Vice President

Incremental Term Lenders

Name	Incremental Term Commitment
JPMorgan Chase Bank, N.A.	$100,000,000
Bank of America, N.A	$100,000,000
Total	$200,000,000